UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 2, 2009
CAPITALSOURCE INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-31753	35-2206895
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code (301) 841-2700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

Item 7.01.	Regulation FD Disclosure.
     As of February 2, 2009, CapitalSource Bank’s Consolidated Reports of Condition and Income for A Bank With Domestic Offices Only — FFIEC 041, for the quarter ended December 31, 2008 (the “Call Report”) was posted to the Federal Deposit Insurance Corporation’s website at https://cdr.ffiec.gov/Public/ViewPDFFacsimile.aspx. A copy of the Call Report is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     The information in these Items 2.02 and 7.01 of this Current Report and the Call Report are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in these Items 2.02 and 7.01 of this Current Report and the Call Report shall not be incorporated by reference into any registration statement or other document filed with the Commission.

Item 8.01.	Other Events
          On February 2, 2009, we filed with the Securities and Exchange Commission a prospectus supplement (the “Prospectus Supplement”) to the base prospectus contained in our effective shelf registration statement (Reg. No. 333-154922) (the “Registration Statement”) relating to shares of common stock which may be resold pursuant to the Prospectus Supplement from time to time by certain selling stockholders named in the Prospectus Supplement.
          Exhibits 5.1 and 23.1 attached to this Current Report are incorporated by reference into the Prospectus Supplement and the Registration Statement.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
          See Exhibit Index attached to this Form 8-K, which is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2009	/s/ STEVEN A. MUSELES Steven A. Museles
Executive Vice President, Chief
Legal Officer and Secretary

EXHIBIT INDEX

Exhibit	Description

5.1	Opinion of Hogan & Hartson LLP regarding legality of securities offered.

23.1	Consent of Hogan & Hartson LLP (included in Exhibit 5.1).

99.1	CapitalSource Bank’s Consolidated Reports of Condition and Income for A Bank With Domestic Office Only—FFIEC 041, for the quarter ended December 31, 2008.